Exhibit 5.1
3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 215.981.4000 Fax 215.981.4750

April 28, 2020
Brandywine Realty Trust
2929 Walnut Street, Suite 1700
Philadelphia, Pennsylvania 19104
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Partnership” and together with the Company, the “Registrants”), in connection with the filing by the Registrants of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration of: (a) common shares of beneficial interest, $.01 par value per share, of the Company (“Common Shares”), (b) one or more series of preferred shares of beneficial interest, $.01 par value per share, of the Company (“Preferred Shares”), (c) one or more series of Preferred Shares represented by depositary shares (“Depositary Shares”), (d) subscription rights to purchase Common Shares (“Subscription Rights”), (e) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”) and (f) debt securities of the Partnership (“Debt Securities”), which will be fully and unconditionally guaranteed by the Company (“Guarantees,” and together with the Common Shares, the Preferred Shares, the Depositary Shares, the Subscription Rights, and the Warrants, collectively, the “Securities”). The Securities may be offered and sold, from time to time, as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Registration Statement.
In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
1.    The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof;
2.    The Indenture dated as of October 22, 2004, by and among the Registrants and The Bank of New York Mellon as Trustee (as supplemented and/or amended, including by the First Supplemental Indenture dated as of May 25, 2005, by the Second Supplemental Indenture dated as of October 4, 2006, and by the Third Supplemental Indenture dated as of April 5, 2011, the “Indenture”);

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Brandywine Realty Trust
Re: Registration Statement on Form S-3
April 28, 2020

3.    The Amended and Restated Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;
4.    The Amended and Restated Bylaws of the Company, as amended and supplemented through the date hereof (the “Bylaws”), certified as of a recent date by an officer of the Company;
5.    The Certificate of Limited Partnership of the Partnership (the “Certificate”), certified as of a recent date by the Secretary of State of the State of Delaware;
6.    The Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and supplemented through the date hereof (the “Partnership Agreement”), certified as of a recent date by an officer of the Company, in the Company’s capacity as the sole general partner of the Partnership;
7.    Resolutions adopted by the Board of Trustees of the Company (acting on behalf of the Company in its own capacity and in the Company’s capacity as sole general partner of the Partnership) relating to the registration of the Securities, certified as of a recent date by an officer of the Company; and
8.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:
1.    Each individual executing or delivering any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;
2.    Each individual executing or delivering any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so;
3.    Each of the parties (other than the Company or the Partnership) executing or delivering any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;
4.    All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents and in the factual representations

Brandywine Realty Trust
Re: Registration Statement on Form S-3
April 28, 2020

to us by officers of the Company are true and complete. There has been no oral or written modifications or amendments to the Documents and there has been no waiver of any provisions of any of the Documents, by action or conduct of the parties or otherwise;
5.    The form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;
6.    The Securities will be issued against payment of valid consideration under applicable law and consistent with the authorization of such issuance by the Board of Trustees of the Company, or a duly authorized and empowered committee thereof; and
7.    The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction on ownership and transfer set forth in Article 6 of the Declaration or other organizational document of the Company. The Securities will not be issued or transferred in violation of any restriction on ownership and transfer set forth in Article 6 of the Declaration or other organizational document of the Company.
For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time will have been duly authorized and established by proper action of the Partnership or the Company, as applicable, or, with respect to the Guarantees of the Company, consistent with the procedures and terms described in the Registration Statement and, in each case, in accordance with (a) the Certificate, the Partnership Agreement and applicable Delaware law, with respect to the Partnership and (b) the Declaration and Bylaws and applicable Maryland law, with respect to the Company, and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Partnership or the Company, respectively (the “Authorizing Proceedings”).
In expressing the opinions set forth below, we have further assumed that (i) prior to any issuance of Preferred Shares or Depositary Shares, such Preferred Shares shall be classified in accordance with the Declaration and applicable Maryland law, and appropriate Articles Supplementary to the Declaration shall be duly filed for recordation with the Maryland State Department of Assessments and Taxation; (ii) any Depositary Shares will be issued by a depositary (as defined below) under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as depositary (each, a “Depositary”), that creates legal, valid and binding obligations of the parties thereto (other than the Company); (iii) any Subscription Rights offered and sold will be issued under a Subscription Agreement (a “Subscription Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (iv) any Warrants offered and sold will be issued under a warrant agreement (a “Warrant Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (v) the Debt Securities will be issued pursuant to and governed by the Indenture; (vi) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (vii) the Trustee is duly qualified to

Brandywine Realty Trust
Re: Registration Statement on Form S-3
April 28, 2020

engage in the activities contemplated by the Indenture; (viii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with all applicable laws and regulations; and (ix) the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:
1.    Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Shares, or of which Common Shares are a component, and the due execution and delivery of certificates evidencing such Common Shares or Securities of which Common Shares are a component, and assuming that at the time of any offering or sale of such Common Shares, the Company shall have such number of Common Shares as are included in such offering or sale, authorized and available for issuance, the Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.
2.    Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Shares, or of which Preferred Shares are a component, and upon the classification of such Preferred Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Declaration and the due execution, countersignature and delivery of certificates evidencing such Preferred Shares, and assuming that at the time of any offering or sale of such Preferred Shares or Securities of which Preferred Shares are a component, the Company shall have such number of Preferred Shares as are included in such offering or sale, authorized and available for issuance, the Preferred Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.
3.    Upon the completion of all Authorizing Proceedings relating to a Deposit Agreement and a series of Preferred Shares underlying a series of Depositary Shares (and subject to the assumption expressed in opinion paragraph 2 above), and upon the classification of such Preferred Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Declaration and the due execution, countersignature and delivery of the Deposit Agreement and certificates evidencing the Preferred Shares and depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) in the form provided by the Deposit Agreement, such Depositary Shares will be duly authorized and, and when delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable

Brandywine Realty Trust
Re: Registration Statement on Form S-3
April 28, 2020

against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.    Upon completion of all Authorizing Proceedings relating to Securities that are Subscription Rights and the due execution and delivery of the Subscription Agreement for the Subscription Rights and certificates representing such Subscription Rights, and assuming that at the time of any offering or sale of such Subscription Rights, the Company shall have such number of Common Shares as are issuable upon exercise of such Subscription Rights, authorized and available for issuance, the Subscription Rights will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
5.    Upon completion of all Authorizing Proceedings relating to Securities that are Warrants and the due execution and delivery of the Warrant Agreement for the Warrants and certificates representing such Warrants, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of Common Shares and/or Preferred Shares as are issuable upon exercise of such Warrants, authorized and available for issuance, the Warrants will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
6.    Upon completion of all Authorizing Proceedings relating to Securities that are Debt Securities, and upon the due execution, authentication and delivery of the Debt Securities pursuant to the Indenture, the Debt Securities will be duly authorized by all necessary partnership action of the Partnership, and, when and if delivered against payment therefor in accordance with the Partnership resolutions authorizing their issuance, and when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Brandywine Realty Trust
Re: Registration Statement on Form S-3
April 28, 2020

7.    Upon completion of all Authorizing Proceedings relating to Securities that are Guarantees, and upon the due execution, authentication and delivery of the Guarantees pursuant to the Indenture, the Guarantees will be duly authorized by all necessary action of the Company, and when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, such Guarantees will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
The foregoing opinions are limited to the substantive laws of the State of Delaware and the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware and the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the section “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP